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                                                                    EXHIBIT 5.1


                          [PIPER & MARBURY LETTERHEAD]



                                 April 13, 1998



Pacific Gulf Properties, Inc.
363 San Miguel Drive
Suite 100
Newport Beach, California 92660

        Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as Maryland counsel to Pacific Gulf Properties, Inc., a Maryland corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration by the Company of up to $300,000,000 aggregate public offering price of (i) its debt securities (the "Debt Securities") (ii) shares of common stock of the Company, $.01 par value per share (the "Common Stock"), (iii) shares of preferred stock, $.01 par value per share (the "Preferred Stock"), and
(iv) warrants to purchase Debt Securities, Common Stock and Preferred Stock
(the "Warrants").

        In this capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purpose of rendering this opinion. In addition, this opinion is based upon the assumption that the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

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                                                                PIPER & MARBURY
                                                                      LLP

Pacific Gulf Properties, Inc.
April 13, 1998
Page 2



        Based upon the foregoing, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

        1. The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Maryland.

        2. When (i) the amount and terms of the Debt Securities have been duly and properly established by the Board of Directors and have been duly and properly authorized for issuance; and (ii) such Debt Securities have been duly issued, sold and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and the consideration contemplated therein has been received, the Debt Securities will be validly issued, fully paid and nonassessable.

        3. When (i) the shares of Common Stock (in a number not to exceed the number of shares of Common Stock authorized by the charter of the Company and not outstanding or reserved for issuance) have been duly and properly authorized for issuance by the Board of Directors; and (ii) such shares of Common Stock have been duly issued, sold and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto and the consideration contemplated therein has been received, the shares of Common Stock (including any Common Stock duly issued upon the conversion of any shares of Preferred Stock that are convertible into Common Stock) will be validly issued, fully paid and nonassessable.

        4. When (i) the terms of the Preferred Stock have been duly and properly established by the Board of Directors in accordance with the Company's charter and Articles Supplementary to the Company's charter classifying the Preferred Stock (in a number not to exceed the number of shares of Preferred Stock authorized by the Company's charter and not outstanding or reserved for issuance) and setting forth such terms have been filed and accepted for record and such shares have been duly and properly authorized for issuance by the Board of Directors; and (ii) such shares of Preferred Stock have been duly issued, sold and delivered in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto and the consideration contemplated therein has been received, the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

        5. When (i) the terms of the Warrants have been duly and properly established by the Board of Directors (provided the amount of Debt Securities or the number of shares of Common Stock or Preferred Stock, as the case may be, issuable upon

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                                                                PIPER & MARBURY
                                                                      LLP

Pacific Gulf Properties, Inc.
April 13, 1998
Page 3



the exercise of such Warrants does not exceed the amount of Debt Securities or the number of shares of Common Stock or Preferred Stock, as the case may be, authorized by the charter of the Company or otherwise and not outstanding or reserved for issuance) and such Warrants have been duly and properly authorized for issuance by the Board of Directors and (ii) such Warrants have been duly issued, sold and delivered in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto and the consideration contemplated therein has been received, the Warrants will be validly issued, fully paid and nonassessable.

        We are members of the Bar of the State of Maryland and express no opinion as to the laws of any other jurisdiction. The opinions expressed herein are solely for the benefit of the persons to whom this opinion is addressed and, without our prior written consent, may not be quoted in whole or in part or otherwise referred to in any legal opinion, document, or other report, and may not be furnished to any person or entity, except that Gibson, Dunn & Crutcher LLP is authorized to rely on this opinion in rendering any opinion to the Company which is to be filed as an exhibit to the Registration Statement. In addition, we hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement and the related Prospectus. These opinions are delivered as of the date hereof and we disclaim any responsibility to update these opinions at any time following the date hereof.


                                        Very truly yours,


                                        /s/ PIPER & MARBURY L.L.P.